Exhibit 21.1

Subsidiary Companies

Name	Jurisdiction Under Which Organized	Percentage Owned
Asta Funding, Inc.	Delaware
Asta Funding Acquisition I, LLC	Delaware	100%
Asta Funding Acquisition II, LLC	Delaware	100%
Asta Commercial, LLC	Delaware	100%
Asta Funding.com, LLC	Delaware	100%
Palisades Acquisition I, LLC	Delaware	100%
Palisades Acquisition II, LLC	Delaware	100%
Palisades Acquisition IV, LLC	Delaware	100%
CBC Settlement Funding, LLC	Delaware	100%
Computer Finance, LLC	Delaware	100%
Palisades Collection, LLC	Delaware	100%
Palisades Acquisition VIII, LLC	Delaware	100%
Option Card, LLC	Colorado	100%
Palisades Acquisition IX, LLC	Delaware	100%
VATIV Recovery Solutions LLC	Texas	100%
Palisades Acquisition X, LLC	Delaware	100%
Cliffs Portfolio Acquisition I, LLC	Delaware	100%
Sylvan Acquisition I, LLC	Delaware	100%
Palisades Acquisition XI LLC	Delaware	100%
Palisades Acquisition XII LLC	Delaware	100%
Palisades Acquisition XIII LLC	Delaware	100%
Palisades Acquisition XIV LLC	Delaware	100%
Palisades Acquisition XV LLC	Delaware	100%
Palisades Acquisition XVI LLC	Delaware	100%
Palisades Acquisition XVII LLC	Delaware	100%
Palisades Acquisition XVIII LLC	Delaware	100%
LBLINY, LLC	Delaware	100%
Prestiga Funding, LLC	Delaware	100%
ASFI Litigation Holdings LLC	Delaware	100%
ASFI Pegasus Holdings, LLC	Delaware	100%
Sylvave, LLC	Delaware	100%
GAR Disability Advocates, LLC	Delaware	100%
EMIRIC LLC	Delaware	100%
Snappy Rent, LLC	Delaware	100%
Palisades Acquisition XIX, LLC	Delaware	10 0%
Palisades Acquisition XXII, LLC	Delaware	100%
Palisades Acquisition XXIII, LLC	Delaware	100%
Palisades XXIV SpA	Delaware	100%
Simia Capital, LLC	Delaware	100%
Blue Bell Receivables I, LLC	Delaware	100%
Blue Bell Receivables II, LLC	Delaware	100%
Blue Bell Receivables III, LLC	Delaware	100%
Blue Bell Receivables IV, LLC	Delaware	100%
Blue Bell Receivables V, LLC	Delaware	100%
Blue Bell Receivables VI, LLC	Delaware	100%
Five Star Veterans Disability, LLC	Delaware	100%